Exhibit 99.1

Investor Relations
(212) 479-3150

NEW RESIDENTIAL ANNOUNCES FOURTH QUARTER & FULL YEAR 2017 RESULTS

NEW YORK - (BUSINESS WIRE) - February 13, 2018 - New Residential Investment Corp. (NYSE: NRZ; “New Residential” or the “Company”) today reported the following information for the fourth quarter and full year ended December 31, 2017:

FOURTH QUARTER FINANCIAL HIGHLIGHTS:
▪	GAAP Net Income of $288 million, or $0.93 per diluted share
▪	Core Earnings of $189 million, or $0.61 per diluted share*
▪	Common dividend of $154 million, or $0.50 per share

FULL YEAR 2017 FINANCIAL HIGHLIGHTS:
▪	GAAP Net Income of $958 million, or $3.15 per diluted share
▪	Core Earnings of $861 million, or $2.83 per diluted share*
▪	Common dividend of $609 million, or $1.98 per share

	4Q 2017	3Q 2017	Year Ended December 31, 2017	Year Ended December 31, 2016
Summary Operating Results:
GAAP Net Income per Diluted Share**	$0.93	$0.73	$3.15	$2.12
GAAP Net Income	$288 million	$226 million	$958 million	$504 million

Non-GAAP Results:
Core Earnings per Diluted Share**	$0.61	$0.64	$2.83	$2.14
Core Earnings*	$189 million	$199 million	$861 million	$511 million

NRZ Common Dividend:
Common Dividend per Share**	$0.50	$0.50	$1.98	$1.84
Common Dividend	$154 million	$154 million	$609 million	$443 million

* Core Earnings is a non-GAAP measure. For a reconciliation of Core Earnings to GAAP Net Income, as well as an explanation of this measure, please refer to Non-GAAP Measures and Reconciliation to GAAP Net Income below.

** Per share calculations of GAAP Net Income and Core Earnings are based on 310,388,102 weighted average diluted shares during the quarter ended December 31, 2017, 309,207,345 weighted average diluted shares during the quarter ended September 30, 2017, 304,381,388 weighted average diluted shares during the year ended December 31, 2017, and 238,486,772 weighted average diluted shares during the year ended December 31, 2016. Per share calculations of Common Dividend are based on 307,361,309 basic shares outstanding as of December 31, 2017 and September 30, 2017, and 250,773,117 basic shares outstanding as of December 31, 2016.

Fourth Quarter 2017 & Subsequent Highlights:

w	Acquisition of Shellpoint Partners -

▪
On November 29, 2017, New Residential announced definitive agreements to acquire Shellpoint Partners LLC (“Shellpoint”), a vertically integrated mortgage platform with established origination and servicing capabilities, for approximately $190 million, net of financing. (1) As part of the acquisition, New Residential purchased and settled on approximately $8 billion UPB of Fannie Mae and Freddie Mac MSRs from Shellpoint in January 2018. The corporate acquisition is expected to close in the first half of 2018, subject to receipt of regulatory approvals and certain third party consents and satisfaction of certain other closing conditions.

w	Mortgage Servicing Rights (“MSRs”) -

▪
During and subsequent to fourth quarter 2017, New Residential acquired or agreed to acquire MSRs totaling approximately $32 billion UPB for an aggregate purchase price of approximately $307 million. In addition, to further enhance liquidity, NRZ priced two fixed rate MSR notes in January and February 2018, totaling $930 million, at a weighted average cost of funds of ~3.6%.

▪
In January 2018, as part of the Company’s previously announced MSR transfer agreement with Ocwen Financial Corporation (“Ocwen”)(2), New Residential paid Ocwen an approximately $280 million restructuring fee to obtain the remaining rights to MSRs on the legacy Non-Agency MSR portfolio totaling $87 billion UPB. (3) Under the New RMSR Agreement, Ocwen will transfer the remaining $87 billion UPB Non-Agency MSRs (3) to New Residential.

w	Non-Agency Securities & Call Rights -

▪
During the fourth quarter, New Residential continued to accelerate the execution around its deal collapse strategy by executing clean-up calls on 36 seasoned, Non-Agency residential mortgage-backed securities (“RMBS”) deals with an aggregate UPB of approximately $1 billion. In addition, subsequent to the fourth quarter, New Residential completed a $727 million Non-Agency loan securitization.

▪
In the fourth quarter, New Residential continued to strategically invest in Non-Agency securities that are expected to be accretive to the Company’s call rights strategy. New Residential purchased $882 million face value of Non-Agency RMBS, bringing net equity to approximately $1.4 billion as of December 31, 2017.

w	Servicer Advances -

▪	New Residential continued to focus on lowering advance balances during the quarter. Advances declined to $4.1 billion in the fourth quarter, down approximately 31% year-over-year.

(1)	Shellpoint total purchase price is subject to certain adjustments, plus potential additional consideration pursuant to a three-year earnout based on the performance of Shellpoint after closing.

(2)
In July 2017, New Residential and Ocwen signed definitive agreements for the transfer of Ocwen’s interest in MSRs and subservicing relating to approximately $110 billion UPB (balance as of June 30, 2017) of Non-Agency MSRs. In January 2018, New Residential and Ocwen entered into new agreements (“New RMSR Agreement”), which accelerated certain parts of the July 2017 agreements, including, but not limited to, lump sum payments made by New Residential to Ocwen while the companies continue to obtain the third party consents necessary to transfer the MSRs from Ocwen to New Residential.

(3)
In the third quarter of 2017, New Residential paid Ocwen $55 million in restructuring fees for approximately $16 billion UPB of MSRs. Total portfolio UPB decreased from $110 billion to $87 billion prior to entering into the New RMSR Agreement as a result of amortization and the transfer of such MSRs.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the latest presentation posted on the Investor Relations section of the Company’s website, www.newresi.com. For consolidated investment portfolio information, please refer to the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, which are available on the Company’s website, www.newresi.com.

EARNINGS CONFERENCE CALL
New Residential’s management will host a conference call on Tuesday, February 13, 2018 at 8:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investor Relations section of New Residential’s website, www.newresi.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-866-393-1506 (from within the U.S.) or 1-281-456-4044 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “New Residential Fourth Quarter & Full Year 2017 Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newresi.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Tuesday, February 27, 2018 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “5739907.”

Consolidated Statements of Income
($ in thousands, except share and per share data)

	Year Ended December 31,
	2017	2016	2015
	(unaudited)

Interest income	$1,519,679	$1,076,735	$645,072
Interest expense	460,865	373,424	274,013
Net Interest Income	1,058,814	703,311	371,059

Impairment
Other-than-temporary impairment (OTTI) on securities	10,334	10,264	5,788
Valuation and loss provision (reversal) on loans and real estate owned	75,758	77,716	18,596
	86,092	87,980	24,384

Net interest income after impairment	972,722	615,331	346,675

Servicing revenue, net	424,349	118,169	—
Other Income
Change in fair value of investments in excess mortgage servicing rights	4,322	(7,297)	38,643
Change in fair value of investments in excess mortgage servicing rights, equity method investees	12,617	16,526	31,160
Change in fair value of investments in mortgage servicing rights financing receivables	66,394	—	—
Change in fair value of servicer advance investments	84,418	(7,768)	(57,491)
Gain on consumer loans investment	—	9,943	43,954
Gain on remeasurement of consumer loans investment	—	71,250	—
Gain (loss) on settlement of investments, net	10,310	(48,800)	(19,626)
Earnings from investments in consumer loans, equity method investees	25,617	—	—
Other income (loss), net	4,108	28,483	5,389
	207,786	62,337	42,029
Operating Expenses
General and administrative expenses	67,159	38,570	61,862
Management fee to affiliate	55,634	41,610	33,475
Incentive compensation to affiliate	81,373	42,197	16,017
Loan servicing expense	52,330	44,001	6,469
Subservicing expense	166,081	7,832	—
	422,577	174,210	117,823

Income Before Income Taxes	1,182,280	621,627	270,881
Income tax expense (benefit)	167,628	38,911	(11,001)
Net Income	$1,014,652	$582,716	$281,882
Noncontrolling Interests in Income of Consolidated Subsidiaries	$57,119	$78,263	$13,246
Net Income Attributable to Common Stockholders	$957,533	$504,453	$268,636

Net Income Per Share of Common Stock
Basic	$3.17	$2.12	$1.34
Diluted	$3.15	$2.12	$1.32

Weighted Average Number of Shares of Common Stock Outstanding
Basic	302,238,065	238,122,665	200,739,809
Diluted	304,381,388	238,486,772	202,907,605

Dividends Declared per Share of Common Stock	$1.98	$1.84	$1.75

Consolidated Balance Sheets
($ in thousands)

	December 31, 2017	December 31, 2016
Assets	(unaudited)
Investments in:
Excess mortgage servicing rights, at fair value	$1,173,713	$1,399,455
Excess mortgage servicing rights, equity method investees, at fair value	171,765	194,788
Mortgage servicing rights, at fair value	1,735,504	659,483
Mortgage servicing rights financing receivables, at fair value	598,728	—
Servicer advance investments, at fair value	4,027,379	5,706,593
Real estate and other securities, available-for-sale	8,071,140	5,073,858
Residential mortgage loans, held-for-investment	691,155	190,761
Residential mortgage loans, held-for-sale	1,725,534	696,665
Real estate owned	128,295	59,591
Consumer loans, held-for-investment	1,374,263	1,799,486
Consumer loans, equity method investees	51,412	—
Cash and cash equivalents	295,798	290,602
Restricted cash	150,252	163,095
Servicer advances receivable	675,593	81,582
Trades receivable	1,030,850	1,687,788
Deferred tax asset, net	—	151,284
Other assets	312,181	244,498
	$22,213,562	$18,399,529

Liabilities and Equity

Liabilities
Repurchase agreements	$8,662,139	$5,190,631
Notes and bonds payable	7,084,391	7,990,605
Trades payable	1,169,896	1,381,968
Due to affiliates	88,961	47,348
Dividends payable	153,681	115,356
Deferred tax liability, net	19,218	—
Accrued expenses and other liabilities	239,114	205,444
	17,417,400	14,931,352

Commitments and Contingencies

Equity
Common Stock, $0.01 par value, 2,000,000,000 shares authorized, 307,361,309 and 250,773,117 issued and outstanding at December 31, 2017 and December 31, 2016, respectively	3,074	2,507
Additional paid-in capital	3,763,188	2,920,730
Retained earnings	559,476	210,500
Accumulated other comprehensive income (loss)	364,467	126,363
Total New Residential stockholders’ equity	4,690,205	3,260,100
Noncontrolling interests in equity of consolidated subsidiaries	105,957	208,077
Total Equity	4,796,162	3,468,177
	$22,213,562	$18,399,529

NON-GAAP MEASURES AND RECONCILIATION TO GAAP NET INCOME

New Residential has four primary variables that impact its operating performance: (i) the current yield earned on the Company’s investments, (ii) the interest expense under the debt incurred to finance the Company’s investments, (iii) the Company’s operating expenses and taxes and (iv) the Company’s realized and unrealized gains or losses, including any impairment, on the Company’s investments. “Core earnings” is a non-GAAP measure of the Company’s operating performance, excluding the fourth variable above and adjusts the earnings from the consumer loan investment to a level yield basis. Core earnings is used by management to evaluate the Company’s performance without taking into account: (i) realized and unrealized gains and losses, which although they represent a part of the Company’s recurring operations, are subject to significant variability and are generally limited to a potential indicator of future economic performance; (ii) incentive compensation paid to the Company’s manager; (iii) non-capitalized transaction-related expenses; and (iv) deferred taxes, which are not representative of current operations.

The Company’s definition of core earnings includes accretion on held-for-sale loans as if they continued to be held-for-investment. Although the Company intends to sell such loans, there is no guarantee that such loans will be sold or that they will be sold within any expected timeframe. During the period prior to sale, the Company continues to receive cash flows from such loans and believes that it is appropriate to record a yield thereon. In addition, the Company’s definition of core earnings excludes all deferred taxes, rather than just deferred taxes related to unrealized gains or losses, because the Company believes deferred taxes are not representative of current operations. The Company’s definition of core earnings also limits accreted interest income on RMBS where the Company receives par upon the exercise of associated call rights based on the estimated value of the underlying collateral, net of related costs including advances. The Company created this limit in order to be able to accrete to the lower of par or the net value of the underlying collateral, in instances where the net value of the underlying collateral is lower than par. The Company believes this amount represents the amount of accretion the Company would have expected to earn on such bonds had the call rights not been exercised.

The Company’s investments in consumer loans are accounted for under ASC No. 310-20 and ASC No. 310-30, including certain non-performing consumer loans with revolving privileges that are explicitly excluded from being accounted for under ASC No. 310-30. Under ASC No. 310-20, the recognition of expected losses on these non-performing consumer loans is delayed in comparison to the level yield methodology under ASC No. 310-30, which recognizes income based on an expected cash flow model reflecting an investment’s lifetime expected losses. The purpose of the core earnings adjustment to adjust consumer loans to a level yield is to present income recognition across the consumer loan portfolio in the manner in which it is economically earned, avoid potential delays in loss recognition, and align it with the Company’s overall portfolio of mortgage-related assets which generally record income on a level yield basis. With respect to consumer loans classified as held-for-sale, the level yield is computed through the expected sale date. With respect to the gains recorded under GAAP in 2014 and 2016 as a result of a refinancing of the debt related to the Company’s investments in consumer loans, and the consolidation of entities that own the Company’s investments in consumer loans, respectively, the Company continues to record a level yield on those assets based on their original purchase price.

While incentive compensation paid to the Company’s manager may be a material operating expense, the Company excludes it from core earnings because (i) from time to time, a component of the computation of this expense will relate to items (such as gains or losses) that are excluded from core earnings, and (ii) it is impractical to determine the portion of the expense related to core earnings and non-core earnings, and the type of earnings (loss) that created an excess (deficit) above or below, as applicable, the incentive compensation threshold. To illustrate why it is impractical to determine the portion of incentive compensation expense that should be allocated to core earnings, the Company notes that, as an example, in a given period, it may have core earnings in excess of the incentive compensation threshold but incur losses (which are excluded from core earnings) that reduce total earnings below the incentive compensation threshold. In such case, the Company would either need to (a) allocate zero incentive compensation expense to core earnings, even though core earnings exceeded the incentive compensation threshold, or (b) assign a “pro forma” amount of incentive compensation expense to core earnings, even though no incentive compensation was actually incurred. The Company believes that neither of these allocation methodologies achieves a logical result. Accordingly, the exclusion of incentive compensation facilitates comparability between periods and avoids the distortion to the Company’s non-GAAP operating measure that would result from the inclusion of incentive compensation that relates to non-core earnings.

With regard to non-capitalized transaction-related expenses, management does not view these costs as part of the Company’s core operations, as they are considered by management to be similar to realized losses incurred at acquisition. Non-capitalized transaction-related expenses are generally legal and valuation service costs, as well as other professional service fees, incurred when the Company acquires certain investments, as well as costs associated with the acquisition and integration of acquired businesses.

Management believes that the adjustments to compute “core earnings” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods, and enable investors to evaluate the Company’s current core performance using the same measure that management uses to operate the business. Management also utilizes core earnings as a measure in its decision-making process relating to improvements to the underlying fundamental operations of the Company’s investments, as well as the allocation of resources between those investments, and management also relies on core earnings as an indicator of the results of such decisions. Core earnings excludes certain recurring items, such as gains and losses (including impairment as well as derivative activities) and non-capitalized transaction-related expenses, because they are not considered by management to be part of the Company’s core operations for the reasons described herein. As such, core earnings is not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP net income which is inclusive of all of the Company’s activities.

The primary differences between core earnings and the measure the Company uses to calculate incentive compensation relate to (i) realized gains and losses (including impairments), (ii) non-capitalized transaction-related expenses and (iii) deferred taxes (other than those related to unrealized gains and losses). Each are excluded from core earnings and included in the Company’s incentive compensation measure (either immediately or through amortization). In addition, the Company’s incentive compensation measure does not include accretion on held-for-sale loans and the timing of recognition of income from consumer loans is different. Unlike core earnings, the Company’s incentive compensation measure is intended to reflect all realized results of operations. The Gain on Remeasurement of Consumer Loans Investment was treated as an unrealized gain for the purposes of calculating incentive compensation and was therefore excluded from such calculation.

Core earnings does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with U.S. GAAP, and the Company’s calculation of this measure may not be comparable to similarly entitled measures reported by other companies. Set forth below is a reconciliation of core earnings to the most directly comparable GAAP financial measure (in thousands):

	Three Months Ended		Year Ended December 31,
	December 31, 2017	September 30, 2017	2017	2016
Net income attributable to common stockholders	$288,302	$226,121	$957,533	$504,453
Impairment	11,975	28,209	86,092	87,980
Other Income adjustments:
Other Income
Change in fair value of investments in excess mortgage servicing rights	(36,972)	14,291	(4,322)	7,297
Change in fair value of investments in excess mortgage servicing rights, equity method investees	(6,561)	(2,054)	(12,617)	(16,526)
Change in fair value of investments in mortgage servicing rights financing receivables	(13,746)	(89,115)	(109,584)	—
Change in fair value of servicer advance investments	(13,949)	(10,941)	(84,418)	7,768
Gain on consumer loans investment	—	—	—	(9,943)
Gain on remeasurement of consumer loans investment	—	—	—	(71,250)
(Gain) loss on settlement of investments, net	(9,060)	(1,553)	(10,310)	48,800
Unrealized (gain) loss on derivative instruments	2,066	(3,560)	2,190	(5,774)
Unrealized (gain) loss on other ABS	(2,543)	(189)	(2,883)	2,322
(Gain) loss on transfer of loans to REO	(6,147)	(5,179)	(22,938)	(18,356)
(Gain) loss on transfer of loans to other assets	(129)	(66)	(488)	(2,938)
Gain on Excess MSR recapture agreements	(436)	(606)	(2,384)	(2,802)
Gain (loss) on Ocwen common stock	1,641	(6,987)	(5,346)	—
Other (income) loss	9,136	6,700	27,741	9,437
Total Other Income Adjustments	(76,700)	(99,259)	(225,359)	(51,965)

Other Income and Impairment attributable to non-controlling interests	(5,986)	(6,329)	(30,416)	(26,303)
Change in fair value of investments in mortgage servicing rights	(78,030)	11,518	(155,495)	(103,679)
Non-capitalized transaction-related expenses	7,326	6,467	21,723	9,493
Incentive compensation to affiliate	9,250	19,491	81,373	42,197
Deferred taxes	54,502	28,410	168,518	34,846
Interest income on residential mortgage loans, held-for sale	1,554	4,603	13,623	18,356
Limit on RMBS discount accretion related to called deals	(8,593)	(13,543)	(28,652)	(30,233)
Adjust consumer loans to level yield	(17,790)	(9,874)	(41,250)	7,470
Core earnings of equity method investees:
Excess mortgage servicing rights	3,681	3,476	13,691	18,206
Core Earnings	$189,491	$199,290	$861,381	$510,821

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this press release constitutes as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to the timing of and ability to complete the closing of the Shellpoint corporate acquisition. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statements Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual and quarterly reports and other filings filed with the SEC, which are available on the Company’s website (www.newresi.com). New risks and uncertainties emerge from time to time, and it is not possible for New Residential to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and New Residential expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in New Residential’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

ABOUT NEW RESIDENTIAL

New Residential focuses on opportunistically investing in, and actively managing, investments related to residential real estate. The Company primarily targets investments in mortgage servicing related assets and other related opportunistic investments. New Residential is organized and conducts its operations to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm.

Source: New Residential Investment Corp.

Investor Relations, 212-479-3150